EXHIBIT 99.1

[GOAMERICA LOGO]

                                                                       Filed by:
                                                                 GoAmerica, Inc.
                                                  Pursuant to Rule 425 under the
                                         Securities Act of 1933 and deemed filed
                                                  Pursuant to Rule 14a-12 of the
                                                 Securities Exchange Act of 1934

                                                Subject Company: GoAmerica, Inc.
                                                    Commission File No.: 0-29359

CONTACT:   Investor Relations
           201-996-1717
           investors@goamerica.com

                 GOAMERICA ANNOUNCES SECOND QUARTER 2005 RESULTS

      Balance sheet remains strong as Company prepares for Hands On merger

HACKENSACK, NJ, -- August 11, 2005 -- GoAmerica, Inc. (NASDAQ: GOAM) today announced results for the second quarter ended June 30, 2005.

Total revenue for the three months ended June 30, 2005 was approximately $1.9 million, compared to total revenue in the previous quarter of approximately $2.0 million and total revenue of approximately $1.6 million in the second quarter of 2004. During the second quarter, the Company refined its approach to its prepaid services segment by focusing on higher margin opportunities, the resulting impact of which was lower quarterly revenues for that business segment. The Company expects the benefits of these structural adjustments to be reflected in third quarter results.

Net loss for the second quarter was approximately $1 million, or $0.49 per diluted common share, compared with a net loss of $1 million, or $0.49 per diluted common share, during the previous quarter, and a net loss of $1.4 million, or $.68 per diluted common share, during the second quarter of 2004.

As of June 30, 2005, GoAmerica had approximately $6.4 million in cash and cash equivalents, including $300,000 in restricted cash, compared to $7.4 million as of March 31, 2005 and $9.7 million as of June 30, 2004. During the quarter, the Company used approximately $1.1 million in cash to fund operating activities, of which approximately $193,000 was used to acquire inventory on favorable terms in conjunction with the expansion of the wireless business segment. The Company retains a strong balance sheet with $7.3 million in working capital.

As previously announced, on July 6, 2005, GoAmerica entered into an agreement and plan of reorganization with a private company known as Hands On, a leading provider of video relay and interpreter services for the deaf and hard-of-hearing market. The merger, expected to close in the fourth quarter, has been approved by the companies' boards of directors and is subject to shareholder approval of each company. At closing, the Hands On shareholders will receive a number of shares of the Company's common stock approximately equal to the number of shares of the Company's common stock outstanding immediately prior to the closing.

"While recent inventory acquisition and merger related expenses increased our use of cash, the Company's balance sheet remains strong and the number and quality of our revenue sources are increasing due to new product and service launches and acquisitions," said Dan Luis, GoAmerica's CEO. "Due to the complementary nature of the company's businesses, upon the completion of our merger with Hands On, we anticipate that the combined company will realize significant strategic and financial benefits."

About GoAmerica

GoAmerica provides a wide range of wireless, relay and prepaid communications services, customized for people who are deaf, hard of hearing or speech impaired. The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet relay by visiting www.i711.com.

Safe Harbor

The statements contained in this news release that are not based on historical fact (particularly those concerning what we hope to achieve by the merger with Hands On) are "forward-looking statements" that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "estimate," "anticipate," "continue," or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to those of GoAmerica including: (i) our limited operating history; (ii) our ability to successfully manage our relationship with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies, including Hands On (if the merger is completed); (viii) our ability to generate revenue growth;
(ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (x) difficulties inherent in predicting the outcome of regulatory processes; (xi) our limited experience in offering prepaid calling cards; and (xii) difficulty in predicting the consequences of our entering into a merger agreement with Hands On. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange
Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica" and "WyndTell" are registered trademarks of GoAmerica. "i711", "i711.com", and "Clear Mobile" are trademarks, and "Relay and Beyond" is a service mark of GoAmerica. Other names may be trademarks of their respective owners.

Additional Information

GoAmerica, Inc. plans to file a Registration Statement on SEC Form S-4 in connection with the merger with Hands On and the parties expect to mail a Proxy Statement/Prospectus to their shareholders containing information about the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT GOAMERICA, HANDS ON, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov. In addition to the Registration Statement and the Proxy Statement/Prospectus, GoAmerica files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by GoAmerica at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. GoAmerica's filings with the SEC also are available to the public at the web site maintained by the SEC at http//www.sec.gov. Hands On, its directors, executive officers and certain members of management and employees may be soliciting proxies from Hands On's shareholders in favor of the adoption of the merger and the merger agreement. GoAmerica, its directors, executive officers, and certain members of management and employees may be soliciting proxies from GoAmerica's shareholders to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement. A description of any interests that Hands On's directors and executive officers, or that GoAmerica's directors and executive officers, have in the merger will be available in the Proxy Statement/Prospectus. This press release does not constitute an offer of any securities for sale.

                                 GOAMERICA, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In thousands)

                                                                                   June 30,          December 31,
                                                                                     2005                2004
                                                                                ----------------------------------
                                                                                 (Unaudited)
Assets
Current assets:
      Cash and cash equivalents..............................................    $      6,077        $       7,098
      Accounts receivable, net...............................................           1,717                1,530
      Other  receivables.....................................................              --                  732
      Merchandise inventories, net...........................................             316                  123
      Prepaid expenses and other current assets..............................             347                  219
                                                                                -------------        -------------
Total current assets.........................................................           8,457                9,702

Other assets.................................................................           7,469                8,284
                                                                                -------------        -------------
Total assets.................................................................   $      15,926        $      17,986
                                                                                =============        =============

Liabilities and stockholders' equity
Current liabilities:
      Accounts payable.......................................................   $         456        $         348
      Accrued expenses.......................................................             565                  538
      Deferred revenue.......................................................             132                  285
      Other current liabilities..............................................              --                    1
                                                                                -------------        -------------
Total current liabilities....................................................           1,153                1,172

Stockholders' equity ........................................................          14,773               16,814
                                                                                -------------        -------------
                                                                                $      15,926        $      17,986
                                                                                =============        =============

                                 GOAMERICA, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)

                                   (Unaudited)

                                                    Three Months Ended June 30,         Six Months Ended June 30,
                                                  -------------------------------    -------------------------------
                                                      2005              2004             2005              2004
                                                  --------------  ---------------    --------------   --------------
Revenues:
      Subscriber................................  $          632  $         1,523    $        1,419   $        3,389
      Prepaid services..........................             534               --             1,425               --
      Relay services............................             312               --               445               --
      Equipment.................................             139               70               241              106
      Other.....................................             291                4               406               50
                                                  --------------  ---------------    --------------   --------------
                                                           1,908            1,597             3,936            3,545
Costs and expenses:
      Cost of subscriber airtime................             234              739               519            1,607
      Cost of network operations................              71              155               165              448
      Cost of equipment revenue.................             193               80               298              114
      Cost of prepaid services..................             581               --             1,411               --
      Sales and marketing, net..................             342              209               453              378
      General and administrative................           1,108            1,325             2,352            2,830
      Research and development..................             105              117               159              308
      Depreciation and amortization.............             126              216               256              496
      Amortization of other intangibles.........             221              183               442              435
                                                  --------------  ---------------    --------------   --------------
                                                           2,981            3,024             6,055            6,616
                                                  --------------  ---------------    --------------   --------------
Loss from operations...........................           (1,073)          (1,427)           (2,119)          (3,071)

Other income (expense):
Settlement gains (losses), net.................               --               --                --            1,621
Interest income (expense), net.................               38               36                76           (1,029)
                                                  --------------  ---------------    --------------   --------------
Total other income (expense), net..............               38               36                76              592
                                                  --------------  ---------------    --------------   --------------
Net loss.......................................   $       (1,035) $        (1,391)   $       (2,043)  $       (2,479)
                                                  ==============  ===============    ==============   ==============

Basic net loss per share.......................   $        (0.49) $         (0.68)   $        (0.98)  $        (1.62)
                                                  ==============  ===============    ==============   ==============
Diluted net loss per share.....................   $        (0.49) $         (0.68)   $        (0.98)  $        (1.62)
                                                  ==============  ===============    ==============   ==============
Weighted average shares used in computation of
   basic net loss per share....................        2,093,451        2,056,271         2,093,441        1,526,219

Weighted average shares used in computation of
   diluted net loss per share..................        2,093,451        2,056,271         2,093,441        1,526,219

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